UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2025

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2025, the Company held its 2025 Annual Meeting of Stockholders. Of the 35,328,058 shares of common stock outstanding and entitled to vote at the Annual Meeting, 32,520,714 shares were present in person or by proxy, constituting a 92.05% quorum. The matters submitted to the stockholders of the Company at the Annual Meeting, and the results of the voting, were as follows:

Proposal No. 1.      Vote regarding the election of Darcy G. Anderson, Herman E. Bulls, Rhoman J. Hardy, Gaurav Kapoor, Brian E. Lane, Pablo G. Mercado, Franklin Myers, William J. Sandbrook, Constance E. Skidmore, and Cindy L. Wallis-Lage as members of the Board of Directors:

Nominee	Votes For	Votes For as Percentage of Votes Cast	Votes Withheld
Darcy G. Anderson	30,006,259	98.28%	523,907
Herman E. Bulls	29,139,485	95.44%	1,390,681
Rhoman J. Hardy	29,897,155	97.93%	633,011
Gaurav Kapoor	28,234,274	92.48%	2,295,892
Brian E. Lane	30,256,438	99.10%	273,728
Pablo G. Mercado	30,424,407	99.65%	105,759
Franklin Myers	28,821,070	94.40%	1,709,096
William J. Sandbrook	29,271,553	95.88%	1,258,613
Constance E. Skidmore	29,928,438	98.03%	601,728
Cindy L. Wallis-Lage	27,536,868	90.20%	2,993,298

There were 1,990,548 broker non-votes as to Proposal No. 1.

Proposal No. 2.      Vote regarding ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025:

Votes For	Votes For as a Percentage of Votes Cast	Votes Against	Votes Abstain
32,426,139	99.79%	69,346	25,229

There were no broker non-votes as to Proposal No. 2.

Proposal No. 3.      Advisory vote regarding approval of the compensation paid by the Company to its named executive officers:

Votes For	Votes For as a Percentage of Votes Cast	Votes Against	Votes Abstain
28,976,346	95.03%	1,515,034	38,786

There were 1,990,548 broker non-votes as to Proposal No. 3.

ITEM 8.01	Other Events.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of the Company dated May 22, 2025 announcing that the Company’s Board of Directors has approved an amendment to the Company’s stock repurchase program to increase the shares authorized and remaining as available to purchase back up to 1,000,000 shares by authorizing the Company to acquire up to 402,413 additional shares of its outstanding common stock. The Company’s existing stock repurchase program had previously authorized the repurchase of up to 11,355,551 shares of the Company’s outstanding common stock.

Through May 16, 2025, the Company repurchased 10,757,964 shares of the Company’s common stock at an aggregate price of $437,561,463 (exclusive of excise tax). This extension of the stock repurchase program will “top off” the plan and permit the Company to repurchase up to an additional 1,000,000 shares of its currently outstanding common stock beyond what had already been purchased as of May 16, 2025.

The share repurchases will be made from time to time at the Company’s discretion in the open market or privately negotiated transactions as permitted by securities laws and other legal requirements, and subject to market conditions and other factors. The Company expects that the share repurchases will be financed with available cash. The Company’s Board of Directors may modify, suspend, extend, or terminate the program at any time.

ITEM 9.01	Financial Statements and Exhibits.

(d)  The following Exhibits are included herein:

Exhibit Number	Exhibit Title or Description

99.1	Press Release of Comfort Systems USA, Inc., dated May 22, 2025, announcing that the Company’s Board of Directors has approved an amended stock repurchase program.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

	By:	/s/ Laura F. Howell
Laura F. Howell, Senior Vice President and General Counsel

Date: May 22, 2025